                                                                   Exhibit B-106


                                            QUINTA ALTERACAO DO CONTRATO SOCIAL
                                            DA HOUSTON BRASIL LTDA. QUE ALTERA
                                            SUA DENOMINACAO SOCIAL PARA RELIANT
                                            ENERGY BRASIL LTDA.

                                            NIRE No 33.206.111.53-1
                                            CNPJ No 01.166.641/0001-83

                                            Rio de Janeiro, 13 de agosto de 1999

Pelo presente instrumento particular e melhor forma de direito, as partes abaixo:

     I. RELIANT ENERGY INTERNATIONAL, INC., sociedade devidamente constituida e existente de acordo com as leis de Delaware, Estados Unidos da America, com sede em 1111 Louisiana, Houston, Texas, Estados Unidos da America, neste ato representada por seu bastante procurador, Dr. EDUARDO DE CERQUEIRA LELTE, brasileiro, casado, advogado, portador da Cedula de Identidade RG no 8.583.869:SSP/SP e inserito no CPF/MF sob no 754.395.738-87, residente e domicoliado na Cidade de Sao
          Paulo, Estado de Sao Paulo, na Rua Frederico Guarinon, 989, apartamento 71, Jardlm Ampliacao, CEP 05713-460; e

     II. LUZ DE LA PLATA S.A. (ANTERIORMENTE DENOMINADO HOUSTON ARGENTINA S.A.), sociedade devidamente constituida e existente de acordo com as leis da Argentina, com sede na Avenida Libertador, 602, 13(GRADOS) Andar (1001), Buenos Aires, Argentina 1001, neste ato representada por seu bastante procurador, Dr. Eduardo de Cerqueira Leite, acima qualificado, unicas quotistas da sociedade por quotas de responsabilidade limitada denominada HOUSTON BRASIL LTDA., com sede na Cidade do Rio de Janeiro, Estado do Rio de Janeiro, na Avenida Rio Branco no 311, 4(GRADOS) andar - parte, CEP 20046-900, inscrita no CNPJ sob no 01.166.641/0001-83, cujo contrato social foi devidamente registrado na Junta Comercial do Estado de Sao Paulo ("JUCESP") sob NIRE 35.213.707.232, em sessio de

                                                                             .2.

8 de abril de 1996, 2(a) alteracao, contratual que transferiu a sede da sociedade para o Rio de Janeiro, arquivada na Junta Comercial do Estado do Rio de Janeiro, ("JUCERJA") sob NIRE no 33.206.111.53-1, em scssao de 15 de julho de 1998, 3(a) alteracao arquivada na JUCERJA sob no 960534, em sessao de 18 de dezembro de 1998, e 4(a) e ultima alteracao contratual [ILLEGIBLE] de 7 de julho de 1999 pendente de arquivamento na mesma JUCERJA e, aindo.

         III. RELIANT ENERGY ARGENTINA S.A. (anteriormente denominada HIE Generadora S.A.), sociedade devidamente constituida e existente de acordo com as leis da Argentina, com escritorio principal em 1111 Louisiana, Houston, Texas, neste alo representada por seu bastante procurador, Dr. EDUARDO DE CERQUEIRA LEITE, acima qualificado;

tem entre si justo e contratado alterar, como de fato alterado tem, o referido Contrato Social, procedendo da seguinte forma:

I - Mediante expresso consentimento da quotista RELIANT ENERGY INTERNATIONAL, INC., a quotista LUZ DE LA PLATA S.A. (anteriormente denominada Houston Argentina S.A.), detentora de 1 (uma) quota no valor nominal total de R$ 1,00(um
Real), retira-se da Sociedade, cedendo e transferindo sua quota, com tudo o que a mesma representa, livre e desembaracade de quaisquer onus, dividas, duvidas, gravames, e/ou encargos de qualquer natureza, a sociedade RELIANT ENERGY ARGENTINA S.A., acima qualificada, que, desta forma, ingressa na Sociedade.

II - A cedente, a cessionaria e a Sociedade dao-se mutuarnente, neste ato, a mais ampla, rasa, geral, irrevogavel e irretratavel quitecao pela quota ora cedida e transferida, para nada mais reclamarem uma da outra a qualquer titulo ou pretexto.

III - Tambem de mutuo e comum acordo, as quotistas resolvem alterar a denominacao social da Sociedade de HOUSTON BRASIL, LTDA. PARA RELIANT ENERGY BRASIL LTDA. Em decorrencia da referida alteracao, a Clausula 1(a) do Contrato Social passa a vigorar com a seguinte redacao:

                                                                             .3.

"CLAUSULA 1(a)" - A sociedade denomina-se RELIANT ENERGY BRASIL LTDA. (a "Sociedade"), com sede na Cidade do Rio de Janeiro, Estado do Rio do Janeiro, na Avenida Rio Branco no 311, 4(a) andar-parte, Centro, CEP 20046-900."

IV. Tambem de mutuo e comum acordo, os quotistas resolvem consolidar o Contrato Social, e-qual, ja refletindo a alteracao acima, bem como outras que as quotistas julgarem convenientes, passa a ter a seguinte redacao:

                                "CONTRATO SOCIAL
                                       DA
                          RELIANT ENERGY BRASIL LTDA.

                       DENOMINACAO, SEDE SOCIAL E DURACAO

CLAUSULA 1(a) - A sociedade denomina-se RELIANT ENERGY BRASIL LTDA. (a "Sociedade"), com sede na Cidade do Rio de Janeiro, Estado do Rio do Janeiro na Avenida Rio Branco no 311, 4(a) andar - parte, Centro, CEP 20046-900.

       PARAGRAFO 1(GRADOS) - A Sociedade podera abrir e encerrar dependencias em qualquer parte do territorio nacional ou no exterior de acordo com deliberacao da quotista majoritaria.

       PARAGRAFO 2(GRADOS) - A Sociedade tera prazo indeterminado de duracao.

                                 OBJETO SOCIAL

CLAUSULA 2(a) - A Sociedade tem por objeto a administracao de bens proprios que nao depanda de autorizacio governamental especilica e a participacao em outras sociedades, qualouer que seja sua forma, bem como em consoroios, sociedades em conta de participacao ou outras modalidades associativas, observada a legislacao aplicavel.

                                                                             .4.

                                 CAPITAL SOCIAL

Clausula 3(a) - O capital social, parcialmente integralizado em moeda corrente nacional, e de R$ 1.200.001,00 (um milhao, duzentos mil e um reais), dividido em
1.200.001 (um milhao, duzentas mil e uma) quotas no valor nominal de R$ 1,00 (um real) cada uma, distribuidas [ILLEGIBLE] as quotistas da seguinte forma:

(i) RELIANT ENERGY INTERNATIONAL, INC. detem 1.200.000 (um milhao e duzentas mil) quotas, no valor nominal total de R$ 1.200.000,00 (um milhao e duzentos mil reais), sendo que as 465.800 (quatrocentas e sessenta e cinco mil e oitocentas) quotas no valor nominal total de R$ 465.800,00 (quatrocentos e sessenta e cinco mil e oitocentos reais) estao totalmente integralizadas e as restantes 734.200 (setecentas e trinta e quarto mil e duzentas) quotas no valor nominal total de R$ 734.200,00 (setecentos e trinta e quarto mil e duzentos reais) deverao ser totalmente integralizadas em moeda corrente nacional no prazo de 12 (dozc) meses a partir da presente data; e

(ii) RELIANT ENERGY ARGENTINA S.A. detem 1 (uma) quota, totalmente integralizada, no valor nominal total de R$ 1,00 (um real).

         PARAGRAFO UNICO - A responsabilidade das quotistas e limitada a totalidade do capital social, de acordo com o
                           Artigo 2(GRADOS) "in fine" do Dacreto 3.708 de 10 de janeiro de 1919.

                            GERENCIA E ADMINISTRACAO

CLAUSULA 4(a) - A administracao de Sociedade cabera a quotista RELIANT ENERGY INTERNATIONAL, INC., que delegara o exercicio efetivo da gerencia a uma ou duas pessoas fisicas, [ILLEGIBLE] ou nao, residentes no Pais, que exercerao as suas funcoes com a designacao de Presidentee Vice-Presidente, conforme definido no ato de sua nomcacao e serao investidos dos poceres de representacao ativa e passive da Socicdade em juizo e fora dele e dos poderes necessanos para

                                                                             .5.

a pratica dos atos compativeis com o funcionamento regular da Sociedade, observado o disposto nos paragrafos 1(GRADOS) e 2(GRADOS) desta Clausula.

       PARAGRAFO 1(GRADOS) - Os seguintes atos exigem, para sua eficacia, a previa e expressa autorizacao da quotista detentora da maioria do capital social:

a) Venda, transferencia, hipoteca, arrendamento ou locacao, compra ou qualquer forma de aquisicao, alienacao ou oneracao de bem imovel;

b) Venda, transferencia, arrendamento ou locacao, compra ou qualquer forma de aquisicao, alienacao ou oneracao de bens que nao sejam imoveis em operacoes de valor individual ou global que excedam o equivalente a US$ 5.000.000,00 (cinco milhoes de dolares dos Estados Unidos da America);

c) Compra, venda, subscricao, realizacao, ou qualquer forma de aquisicao, alienacao ou oneracao de acoes, quotas ou participacao em outras sociedades, exceto se para fins de incentivo fiscal ou em decorrencia de aquisicao compulsoria prevista em lei, inclusive participacao da sociedade em qualquer forma de empreendimento, consorcio ou "joint venture";

d) Emprestimo ou qualquer modalidade de financiamento;

e) Celebracao de qualquer contrato que envolva tecnologia ou direitos de propreidade industrial de qualquer natureza;

f) Emissao, aceite on assinatura de titulos de credito em geral em operacoes de valor individual ou global superior [ILLEGIBLE] equivalente a US$ 5.000.000,00 (cinco milhoes de dolares dos Estados Unidos da America);

g) Contratacao de auditor independente ou consultor legal para a sociedade;

                                                                             .6.
h) Qualquer ato que implique na modificacao ou alteracao da politica de negocios da sociedade;

i) Celebracao de contratos de representacao, distribuicao, agencia ou assemelhados;

j) Constituicao de procuradores em nome da sociedade;

k) Qualquer ato, contrato ou documento que implique na distribuicao ou pagamento de lucros ou na participacao nos mesmos, incorporacao, fusao ou cisao da sociedade, constituacao de grupo de sociedades, liquidacao ou dissolucao da sociedade, modificacao do contrato social, ou outros de competencia legal originaria das quolistas;

l) Qualquer ato fora do curso normal das atividades socisis ou que por qualquer forma extravase a realizacao normal do objeto social.

   PARAGRAFO 2(GRADOS) - A representacao da sociedade, observadas as restricoes do Paragrafo 1(GRADOS) desta Clausula, sera valida com a assinatura do Presidente, ou do Vice-Presidente, ou de um procurador devidamente constituido e nos limites dos poderes que lhe foram outorgados.

   PARAGRAFO 3(GRADOS) - As procuracoes outorgadas em nome da sociedade devem especificar os poderes conferidos e conter prazo determinado de validade. As procuracoes "ad judicia" poderao ser outorgadas por prazo indeterminado.

   PARAGRAFO 4(GRADOS) - A quotista RELIANT ENERGY INTERNATIONAL, INC. neste ato confirma a delegacao dos poderes de gerencia ao Sr. STEVEN HENRY SCHULER, norte-americano, solteiro, administrador, portador da Cedula de Identidade para Estrangeiro RNE no V 186178-X SPMAF/SR/RJ, e inscrito no CPF/MF sob no 053.228.897-10, residente e domiciliado na Cidade do Rio de Janeiro, Estado do Rio de Janeiro, Avenida Atlantica, 822, apto. 801, Lems, CEP 22010-000, nomeado por

                                                                             .7.

         instrumento particular datado de 24 de julho de 1996, arquivado perante a Junta Comercial do Estado de Sao Paulo sob no 119.256/96-4, em sessao de 29 de julho de 1996, nos termos da Clausula 4(a) do Contrato Social, exercendo suas funcocs com a designacao de Presidente.

                     DELIBERACAO DAS OUOTISTAS E ALTERACOES

CLAUSULA 5(a) - As deliberacoes das quotistas, independentemente da materia, serao validas quando tornadas por representantes da maioria do capital social. As deliberacoes serao lavradas em ata ou documento proprio com a assinatura pelo menos do quotista titular de quoias necessarias a perfazer o "quorum" deliberativo. As alteracoes do contrato social serao eficazes apenas com a assinatura de quotista, ou seu procurador com poderes bastantes, que represenic a maioria do capital social. Quando a deliberacao implicar em alteracao do contraio social, sera suficiente esta ultima, com o registro na Junta Comercial, dispensando-se a [ILLEGIBLE] da reuniao.

                        EXERCICIO SOCIAL BALANCOS E LUCROS

CLAUSULA 6(a) - O exercicio social termina em 31 de dezembro de cada ano, quando a sociedade levantara o balanco geral e as respectivas demonstracoes financeiras, nos termos da lei. Os lucros liquidos apurados, apos as deducoes previstas em lei, serao distribuidos as quotistas na proporcao do capital social, ou mantidos em reserva, conforme deliberacao da quotiata que represente a maioria do capital social. Poderao ser levantados a qualquer tempo balancos por periodos menores, inclusive para distribuicao de lucros.

                                CESSAO DE QUOTAS

CLAUSULA 7(a) - As quotistas, enquanto forem sociedades do mesmo grupo economico, filiadas, contratadas ou coligadas poderao livremente ceder entre si suas quotas. A falencia, concordata dissolucao ou liquidacao da quotista aao implica na dissolucao da Socicdade,

                                                                             .8.

devendo as respectivas quotas serem transferidas a outra sociedade ligada a quotista remanescente.

                               DISPOSICOES GERAIS

CLAUSULA 8(a) - O Presidente, Sr. STEVEN HENRY SCHULER, declara, neste ato, que nao se encontra impedido, na forma da lei, de exercer atividades mercantis.

CLAUSULA 9(a) - A Sociedade sera regida pclas disposicoes do Decreto no 3.708, de 10 de janeiro de 1919. As disposicoas da Lei no 6.404/76, conforme alterada, serao subsidiariamente aplicaveis aos direitos e obrigacoes de cada quotista."

E, por estarem justas e contratadas, as partes firmam o presente instrumento em 3 (tres) vias de igual teor e forma, na presenca das testemunhas abaixo assinadas.

Rio de Janeiro, 13 de agosto de 1999

RELIANT ENERGY INTERNATIONAL, INC.               LUZ DE LA PLATA S.A.

/s/ Eduardo de Cerqueira Leite                   /s/ Eduardo de Cerqueira Leite
---------------------------------                -------------------------------
Eduardo de Cerqueira Leite                       Eduardo de Cerqueira Leite
Procurador                                       Procurador

RELIANT ENERGY ARGENTINA S.A.

/s/ Eduardo de Cerqueira Leite
--------------------------------
Eduardo de Cerqueira Leite

Procurador          JUNTA COMERCIAL DO ESTADO DO RIO DE JANEIRO
                    CERTIFICO O REGISTRD [ILLEGIBLE], NUMERO E DATA [ILLEGIBLE],
                    RELIANT ENERGY BRASIL LTDA

[SELLO]                                           /s/ Ronaldo Da Silva
                                                  --------------------------
                                                  RONALDO DA SILVA
                                                  [ILLEGIBLE]

                                                                             .9.

(Continuacao da Quinta Alteracao do Contrato Social da Houston Brasil Ltda.)

ADVAGADO RESPONSAVEL:

/s/ Nazir Takieddine
-------------------------------
Nazir Takieddine
OAB/SP No 138.987

TESTEMUNHAS:

   /s/ Ione R. da Concaicao                       /s/ Daniel Lima dos Santos
1. -----------------------------               2. ------------------------------
   Nome: Ione R. da Concaicao                     Nome: Daniel Lima dos Santos
   RG:   08.016.390-0 IFP                         RG:   06.690.849-2 IFP
   CPF:  003.822.347-31                           CPF:  744.452.007-00

[STAMP]

                                                      [ILLEGIBLE PROTOCOLO LOGO]

[SELLO]

INSTRUMENTO PARTICULAR DE [ILLEGIBLE]
SOCIAL DE HOUSTON BRASIL LTDA.

NIRE 35.213.707.232
CGC 01.166.641/0001-63

Sao partes nesle instrumento [ILLEGIBLE]:

a) HOUSTON INDUSTRIES ENERGY, INC., sociecado constituida de acordo com a lei de Delaware, com sede [ILLEGIBLE] 611 Walker Street, 11 (GRADOS) andar, Houston, Texas, [ILLEGIBLE], naste ato reproeontada por sua [ILLEGIBLE] Camila de Motta Puchooo Alvas de [ILLEGIBLE], brasilsira, solteira, advogaca, RG 16.296.038 SSP-SP, CPF/ME no 063.568.468-36, residente e domicilioda em Sao Paulo, Capital, com escritorio na Avenida Brigadeiro Faila Lima, 613, 11 (GRADOS) andar, nos termus do [ILLEGIBLE] de procuracao arquivado perante a Junta Comercial do Estado [ILLEGIBLE] Sao Paulo, em anexo oc instrumento de [ILLEGIBLE] constituicao, oob no 35.213.707.232, em sesar de 08.04.96; e

b) HOUSTON ARGENTINA S/A, sociedade constituida de acordo com a loi da Argentina, com [ILLEGIBLE] em Carlos Marin Dalia Paclora 299, plsu 23, 1001 [ILLEGIBLE] Aires, Argentica. [ILLEGIBLE] ate repreoonlada par sue [ILLEGIBLE] Cemiln da Motto Pacheco Alves de Araujo, acime qualitioada, nos termos dn substabelocimento de procuracao acqulvado perante a Junta Comercial do Estado de Sao Paule, em anexo ao instrumento de nos constituicao, sob No 35.213.707.292, [ILLEGIBLE] sessao de 08.04.96.

As partes declaram que sao unicas socias da HOUSTON BRASIL LTDA., com seds na Cidade de Sao Paulo, Estado do sac Paulo, no Av. Brlg. Faria Lima, 613, 11 (GRADOS) andar, iuscrita no CGC/ME sob no 01.166.641/0001-63, com seu Contrato Social detado de 5.3,96, arquivado na Junita Comercial do Estado de Sao Paulo sob no 35.213.707.232, em social de 9.4.96.

As partes resolvem por oute instrumento alterar a [ILLEGIBLE] (querea), caput, do [ILLEGIBLE] Social para que as pessoan a quem saja delegada a gerencio do [ILLEGIBLE] suae runcoes com a [ILLEGIBLE] de President e Vice- Presidente, [ILLEGIBLE] como consolidas a refariao Contrato Social, que passara a vigoror com a sequinte nova rodacao:

CLAUSULA 1 (GRADOS)

DENOMINACAC, SEDE SOCIAL E DURACAO

A sociedade donomino-se HOUSTON BRASIL LTDA. a tem sede na cldade de Sao Paulo, Estado, de na Avenida Briguduico Faria Lima, 613, 11 (GRADOS) andar.

[ILLEGIBLE] 1 (GRADOS) - A sociedade [ILLEGIBLE] dependancias em ualquor parte de territorio nacional ou no exterior de acordo com deliberacao do socio quotista tielur da majorie do capitol social.

[ILLEGIBLE] 2 (GRADOS) - A sociedade [ILLEGIBLE] indeterminado de duracao.

CLAUSULA 2 (GRADOS)

OBJETO SOCIAL

A sociedade tem por objeto a administracao da bens procrlos oue nao dependc do autoricacao governamental copocificu [ILLEGIBLE] partloipacao on [ILLEGIBLE] sociedaces em conta de participacao ou outrao modalidades associativas, observacia a legislacao aplicavel.

CLAUSULA 3 (GRADOS)

CAPITAL SOCIAL

O capital social c de R$ 200.001,00 (ducentos mil e um reais), dividido em
200.001 (duzontas mil e uma) quotas do valor [ILLEGIBLE] do R$ 1.00 (em real) [ILLEGIBLE] uma, assim distribuido entre os socios [ILLEGIBLE]:

HOUSTON INDUSTRIES ENERGY, INC.

200.000 (duzentas mill quotas, do valor nominal total de R$ 200.000,00 (duzentos mil reais)

HOUSTON ARGENTINA S/A

1 (uma) quota, do valor nominal totol de R$ 1,00 (um real)

[ILLEGIBLE] 1(GRADOS) - O capital social [ILLEGIBLE] realizado em cinheire ne prezo de eta selo mouce a contar do registco [ILLEGIBLE] social na [ILLEGIBLE] Comercial.

[ILLEGIBLE] 2(GRADOS) - A responsabilidade dos socius quotislas e limitade a totalidade do capital social, no forma preacrita em lei.

CLAUSULA 4(GRADOS)

ADMINISTRACAO DA SOCIEDADE

Administracao da sociedade competira ae socio [ILLEGIBLE] HOUSTON INDUSTRIES ENERGY, INC., o qual [ILLEGIBLE], no proprio contrato social ou em suas alteracoes ou em instrumentoam apartado, o [ILLEGIBLE] efetivo da gerencia a uma ou duas [ILLEGIBLE], socios quolistas ou nao, residentes ou pais, que exercerao ce suas [ILLEGIBLE] com a designacao de Presidente e Vice-Presidente, conforma definido no ato do sua [ILLEGIBLE] de representacao ativo a pesivo da sociedade om quizo o rera reils a dos poderes necessarios perp a pratise dos alos compativeis com o funcionamento regular da Sociadade, observado o disposto nos [ILLEGIBLE] 1(GRADOS) e [ILLEGIBLE] (GRADOS) deste clausule.

[ILLEGIBLE] 1(GRADOS) - Os sequintes sios exigem, para sua slicacia, a preves a expressa autoriaacao do socio quetista detentos de matoria do capital social:

a) venda, transfarencia, hicoteca, arrendamento ou [ILLEGIBLE], combra ou qualquer forma de aquisicao, alienacao ou oneracao de bem imovel;

b) venda, tronsfarencia, arrendemento ou locacao, combra ou qualquer forma de acquisicao, alienacao ou oneracao de bens que nao [ILLEGIBLE] imevois em operacoes de value individual ou global que excedam o equivalente a US$ 5,000,000.00 (cinco milnoes de dolares);

c) compra, venda, subscricao, realizacan, ou qualquor forma de acuinicao, alienacao cu oberacao de acoce, quotas ou participacao em outrac sociadades, excern se para fins de incentivo fiscal ou em [ILLEGIBLE] de aquisicio compulstrie provista em lei, inclusive participacao da Sociadads em qualquor forma de compresndimento, consorcio ou "joint venture";

d)     emprestimo ou qualquor medalidade de financiamento;

e) celebracao de qualquez contrato que anvolva [ILLEGIBLE] eu direitos de propricoade industrial de qualquer naturoza;

f) emissio, aceite ca assinature de titulos de [ILLEGIBLE] em geral em operacoes de valor individual ou global superior se equivalente a US$ 5,000,000.00 (cinco mienoes de coloras);

g)     contratacao de auditor independente ou consultez legal para a sociedade;

h) qualquer ato que implique na modificacao ou alteracao da politica de negecious da sociedade;

i)     celebracao de contratos de representacao, [ILLEGIBLE], agencia ou
       [ILLEGIBLE];

j)     constituicao de precuradorec em nome da sociedade;

l) qualquer [ILLEGIBLE], contrato ou documento qua implique ne [ILLEGIBLE] ou pagamento de lucros ou na participacco not mesmos, incorperacao, fusso ou cieao da [ILLEGIBLE], constituicao da proto de [ILLEGIBLE], [ILLEGIBLE] na dissoluode da sociadade, modificacao du contrate social, oc outroa de compatencia legel originaria dos socios quotisias;

m) qualquer ato iora de curso normal das atividaces occlais ou quo por qualquer forma [ILLEGIBLE] a realizacao normal do objato social.

[ILLEGIBLE] 2(GRADOS) - A representacao da sociadade, observadae se restriqoes do [ILLEGIBLE] 1(GRADOS) desin clausula, sera valido com a assinature do Presidente, ou do Vice-Presidente, ou de um orocurador deviramente constituido e nos limites dos poderen que lhe foram occorgados.

[ILLEGIBLE] 3(GRADOS) - As procuracoes outorgadas em nome da sociedade devem especificar os poderas conferidos e contoi prazo determinado de validade. As procuracous "ad judicia" [ILLEGIBLE] ser por prazo indeterminado.

CLAUSULA 5(GRADOS)

DELIBERACAO DES QUOTISTAS E ALTERACAO DO CONTRATO SOCIAL

As deliboracoas dos socios quotistas, indapendenlemente de materia, [ILLEGIBLE] validae quardo tomadas por representantes da majoria do capital social. As deliberacoas serlo lavaradas em eta ou documento proprio cum a assicatura palo manos do quotista titular do quoias necessarias a perfaror o "quorum" doliborer'vc. As alterscoas do contrato social scrco cricazes spones com a assinatura de quotists, ou seu procuracor cum poderco bastantes, que reprosete a [ILLEGIBLE] do capital social. Cuando a [ILLEGIBLE] implicar um alteracno do contrato social, sera suficiante esta [ILLEGIBLE], com o registro na cunte Cemercial, disponsando-te a ata da [ILLEGIBLE].

CLAUSULA 6(GRADOS)

EXERCICIO SOCIAL, BALANCOS E LUCROS

O exercicio social termina em 31 de dozambro de cada ano, quanco a sociodade laventara o balanca ceral e as respectivas demonstracoes financciras, nos termos da leios lucros liquidos apurados, apco as deducoes previstas om lei, seran distribuidoe aos quotistas na proporcao do capital social, or mantides om reserva, conforma delicoracao de quotista quo represerte a maioria do capital social. Poderao ser levantados a qualquer tempo balancos pot periodos monores, [ILLEGIBLE] para distribulcao de lucros.
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                                                                               8

CLAUSULA 7(GRADOS)

CESSAO DE QUOTAS

Os socialo quotistas, enquanto forem sociadades de mesmo grupo economico, filiadas, [ILLEGIBLE] ou colagadas, podorao livrementa ceder entre si [ILLEGIBLE] quotas, A falencia, consorciala, dissolucao ou liquidaqao de sonio quolista sao implica ca dissolucao da sociadade, davendo as quotas respectivas ser transfaridas a outra sociedade ligoda ao quotista [ILLEGIBLE]

Por asto mesmo instrumento, o socio quotasta HOUSTON INDUSTRIES
ENERGY, INC., nos termos da clausula 4(GRADOS) do [ILLEGIBLE] Social,

a) nomeia, pals garir e administrar a sociedade por delegacao de referida socia quetista, exercendo ac [ILLEGIBLE] funcoes com a deoiqnacao de Presidente, [ILLEGIBLE] STEVEN HENRY SCHULER, norto- americano, [ILLEGIBLE], administrador de empresas a acvogada, residente a domiciliade na Cidade do Rio de Janeiro, Estado do Rio de Janeiro, na Av. Mal. [ILLEGIBLE], no 160, Centro, portador de Cadula, de Identidade para Istrangeiros RNE V186278-X,e [ILLEGIBLE] Cadastro de [ILLEGIBLE] do Ministario da Fazenda (CPF/MFX) sob no 053.228.897-10, o qual ja havia sido indicado para a administracao e [ILLEGIBLE] de sociodade [ILLEGIBLE] 6.3.96, conforma instrumento particualar arquivado perante d Janta Comercial do Estado do sao Paulo, sob No [ILLEGIBLE].213.707.232, cm sessao de [ILLEGIBLE].34.96
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                                                                               9

b) Acsita a renuncio da Dra. Camila da Mutta Pacheco Alvos de Arcujo, brasileira, [ILLEGIBLE], advocada, RO 16.396.038 SSE-SP, CPF/MF no 063.560.460 36, residente e domiciliada na Cidace de Sao Paulo, Estado de 550 Paulo, cum escritorio na Avenids Brigadeiro Faria Lime, 613, 11(GRADOS) andar, ao cargo de Garante Delegade da Sociodade, c qual ocupara cesde a sus [ILLEGIBLE] em 6.3.96, conforme instrumento arquivedo paraste a Junta Comercial do Estado de Sao Paulo, sub No 35.213,707.232, em sessaa de 05.04.96, ata esta data, em virtudo de que a Dra. Cumila Us Molla Pacheco Alvec de Araujo, deixa nesta etc as fencoce que vinha ecupando na administracao e gerenlea da acciedade. A socio quolista HOUSTON INDUSTRIES ENERGY, INC. e a socio quotiste HOUSTON ARGENTINA S/A, deo, nesta ato, a mais plena, read, [ILLEGIBLE], irrevogival e irratratoval quitacao & Dra. Camlia de Motto Pacheco Alvec do Araujo, peloa atoa por ela praticadoo na administracao a gerenela da sociadade, declarando que nada mais dala lem a [ILLEGIBLE] ou reclamer, a qualquer circula de pretexto, em decorrencia da pratica de [ILLEGIBLE].

Os socios quotintad [ILLEGIBLE] Sr. STEVEN HENRY SCHULER, orc [ILLEGIBLE] para o cargo de Presidente a que tambom assina este instrumerio, declaram neo estar impodidoc, na forma da jel, para o exerciclo de atividedes mercantis.

Este instrumento & assinato em treo vise de identico [ILLEGIBLE] presenca de duas [ILLEGIBLE].
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                                                                              10



                                    Sao Poulo, 24 de julho de 1996

                                    /s/ [ILLEGIBLE]
                                    HOUSTON INDUSTRIES ENERGY, INC.
                                    p.p. Camilo da Motta Pacheco Alves de Aracjo

                                    /s/ [ILLEGIBLE]
                                    HOUSTON ARGENTINA S.A.
                                    P.P. Camila da Motta Pacheco Alves de Aracjo

                                    /s/ STEVEN HENRY SCHULER
                                    STEVEN HENRY SCHULER
                                    Presidenta



[ILLEGIBLE]

1) /s/ Patricia Maria Rodrigues Santos
Patricia Maria-Rodrigues Santos
RG 21.195.124-SSP/SP
CPF/MF 144.913.608-71

2) /s/ Adriana Maria da Silva
Adriana Maria da Silva
RG 23.903.507-8 SGP/SP
CPF/MF 148,206.198-88

HOUSTON BRAGIL LTDA
SAO PAULO, 24 de Julno de 1.996

[ILLEGIBLE]

/s/ Andreas Robert Deycredorr
------------------------------------
Andreas Robert Deycredorr
[ILLEGIBLE]
OAZ/SP no 126.[ILLEGIBLE]77


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